SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 17, 2003

HEI, Inc. (Exact name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-10078 (Commission File Number)	41-0944876 (IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386 (Address of Principal Executive Offices, including Zip Code)

(952) 443-2500 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

On September 17, 2003, HEI, Inc. presented an overview of its business plan at the first annual ThinkEquity Partners Growth Conference, a two-day forum focusing on a wide array of technology sectors and growth markets. The conference was held on September 16th and 17th at the Omni Hotel in downtown San Francisco.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits: 99.1 Presentation dated September 17, 2003 regarding HEI’s overall business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Dated: September 23, 2003	By /s/ Douglas Nesbit Douglas Nesbit Its: Chief Financial Officer

Exhibit Index

99.1 Presentation dated September 17, 2003 regarding HEI’s overall business plan.